Exhibit 2.n.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post Effective Amendment No. 3 to the Registration Statement on Form N-2 of Gladstone Investment Corporation of our reports dated March 18, 2014 and April 5, 2013 relating to our audits of the financial statements of Galaxy Tool Holding Corporation as of December 31, 2013 and 2012 and as of December 31, 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Allen, Gibbs & Houlik, L.C.

Wichita, Kansas

June 3, 2014